Seer Announces Appointment of Anthony Bazarko as Chief Commercial Officer

Seasoned life sciences executive brings extensive global commercial leadership to accelerate growth and expand adoption of Seer’s Proteograph® Product Suite

REDWOOD CITY, Calif., May 4, 2026 — Seer, Inc. (Nasdaq: SEER), a pioneer and trusted partner for deep, unbiased proteomic insights, today announced the appointment of Anthony Bazarko as Chief Commercial Officer. Mr. Bazarko brings more than two decades of commercial leadership experience across the life sciences, diagnostics, and biotechnology industries, with a demonstrated track record of driving revenue growth, building high-performing teams, and leading global go-to-market strategies.

Mr. Bazarko joins Seer from Biologos, where he previously served as President and Chief Executive Officer from 2022 until 2025, leading the company’s strategic and operational evolution and its acquisition by Ampersand Capital Partners. Prior to Biologos, he was Chief Commercial Officer at Specific Diagnostics, a pioneer in rapid antimicrobial susceptibility testing from positive blood cultures using novel metabolomic signature technology. In his time as CCO, Mr. Bazarko developed the global GTM strategy which led to an acquisition by bioMérieux.

Earlier in his career, Mr. Bazarko spent more than four years at Danaher Corporation within Leica Biosystems, where he served as Vice President of Commercial Development for the Americas. In this role, he led North American strategy, sales, and marketing for a multi-hundred-million-dollar business, driving commercial expansion and execution. He previously held senior leadership roles at Roche Diagnostics Corporation, where he led the life science tools commercial business and later oversaw strategic affairs across five North American business units. At Seer, Mr. Bazarko will lead the company’s Sales, Marketing, and Customer Experience organizations, strengthening commercial execution and advancing the company’s next phase of growth.

“I am thrilled to welcome Tony to Seer as we continue advancing our mission to pioneer new ways to decode the proteome and improve human health,” said Omid Farokhzad, Chair and Chief Executive Officer of Seer. “Tony brings an exceptional record of commercial strategy and execution across both large and emerging life sciences organizations, along with a passion for building high-performing sales and marketing teams that deliver results. As Seer continues to establish next-generation proteomics solutions for the era of AI-driven biology, Tony is exactly the leader we need to accelerate adoption of the Proteograph® Product Suite and expand access to deep, unbiased proteomics for scientists around the world.”

“The Seer platform represents a significant paradigm shift in depth and throughput to interrogate the proteome,” said Anthony Bazarko, Chief Commercial Officer of Seer. “For the first time in history, technological capability and market demand are converging. I am excited to facilitate the integration of this technology into diverse research workflows to enhance large-scale proteomic data acquisition with high precision and accuracy.”

About Seer, Inc.

Seer, Inc. (Nasdaq: SEER) sets the standard in deep, unbiased proteomics, delivering insights with a scale, speed, precision and reproducibility previously unattainable. Seer’s Proteograph Product Suite integrates proprietary engineered nanoparticles, streamlined automation instrumentation, optimized consumables and advanced analytical software to overcome the throughput and complexity limitations of traditional proteomic methods. Seer’s products are for research use only and are not intended for diagnostic procedures. For more information, visit www.seer.bio

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on Seer’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause Seer’s actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include but are not limited to statements regarding Seer’s plans and expectations regarding the adoption of Seer’s products. These and other risks are described more fully in Seer’s filings with the Securities and Exchange Commission (“SEC”) and other documents that Seer subsequently files with the SEC from time to time. Except to the extent required by law, Seer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Media Contact:

Patrick Schmidt
pr@seer.bio

Investor Contact:

Marissa Bych
investor@seer.bio